EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around April 29, 1997, of our report dated March 20, 1997 included in Stewart & Stevenson Services, Inc.'s Form 10-K for the year ended January 31, 1997 and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Houston, Texas
April 28, 1997